Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 7 to the Registration Statement (Investment Company Act File No. 811-10095) on Form N-1A of our report dated May 22, 2006, relating to the financial statements and financial highlights of Master Value Opportunities Trust (the “Trust”) appearing in the Annual Report on Form N-CSR of the Trust for the year ended March 31, 2006, and to the references to us under the heading “Financial Statements” in Part B of this Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

July 19, 2006